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                                                                  Exhibit (m)(3)

                               AMENDED APPENDIX A

                          (to the Investor Class Shares
                Service and Distribution Plan Under Rule 12b-1)

                                December 4, 2003

                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                  Forward Hansberger International Growth Fund
                   Forward International Small Companies Fund
                      Forward Global Emerging Markets Fund
                             Sierra Club Stock Fund
                           Sierra Club Balanced Fund